SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):    March 31, 2003

ADVANCED MICRO DEVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-7882	94-1692300
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One AMD Place, P.O. Box 3453 Sunnyvale, California		94088-3453
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (408) 732-2400

Item 5.    Other Events.

On March 31, 2003, the registrant and Fujitsu Limited issued a press release announcing the execution of a Memorandum of Understanding to establish a new Flash memory semiconductor joint venture company. The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated into this item of this report as if fully set forth herein.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits

The following exhibits are filed as part of this Report:

No.	Exhibit

99.1	Press Release dated March 31, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED MICRO DEVICES, INC.

Date:	April 2, 2003	By:	/s/ ROBERT J. RIVET
Robert J. Rivet Senior Vice President, Chief Financial Officer